                                                                   Exhibit 23.2


                     CONSENTS OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of RFS Hotel Investors, Inc. on Form S-8 of our report dated January 19, 1996, except as to Note 11 for which the date is February 27, 1996, on our audits of the consolidated financial statements and financial statement schedules of RFS Hotel Investors, Inc. as of December 31, 1995 and 1994 and for the years ended December 31, 1995 and 1994 and for the period August 13, 1993 (inception of operations) through December 31, 1993, and our report dated February 2, 1996, except as to Note 13 for which the date is February 27, 1996, on our audits of the financial statements of RFS, Inc. as of December 31, 1995 and 1994 and for each of the three years in the period ended December 31, 1995, which reports are included in RFS Hotel Investors, Inc.'s 1995 Annual Report on Form 10-K incorporated by reference herein.

                                                       Coopers & Lybrand L.L.P.

Memphis, Tennessee
January 8, 1997